EXHIBIT 99.1

Emerald Health, Strategic Majority Investor in Nemus Bioscience, Completes Final

Closing of Private Placement Investment Ahead of Schedule

Nemus Bioscience Receives $1,750,000 Private Placement to Help Advance Innovative

Bio-engineered Cannabinoid Pipeline

Costa Mesa, Calif. (February 16, 2018) - NEMUS Bioscience, Inc. (OTCQB: NMUS, “Nemus”) is pleased to announce that today it received $1,750,000 in the final closing of the private placement from Emerald Health Sciences Inc. (“Emerald”) and additional investors in accordance with a previously executed securities purchase agreement, which is $750,000 greater than previously announced. Emerald purchased 15,000,000 shares of common stock at $0.10 per share and warrants to purchase a further 20,040,000 shares of common stock at $0.10 per share. Emerald holds a majority of Nemus’ common shares on a fully converted basis.

“Nemus brings a robust cannabinoid developmental pipeline into Emerald’s family of life science companies,” noted Dr. Avtar Dhillon, CEO and Chairman of Emerald Health Sciences. “Emerald stands with Nemus and their discovery partner, the University of Mississippi, to now advance Nemus’ portfolio of proprietary biosynthetic cannabinoid molecules into the next pivotal stages of development.”

“We are delighted with Emerald’s commitment to advance Nemus’ pipeline, particularly as we now advance multiple ophthalmology targets including animal studies of our analog of cannabidiol (CBD) to potentially treat and manage dry eye syndrome, as well as moving toward human studies of our prodrug of THC to treat glaucoma. Both therapeutic targets represent global multi-billion dollar markets of urgent need,” stated Brian Murphy, MD, MBA, Nemus CEO and Chief Medical Officer. “In addition, we look forward to further exploratory data to be presented on the use of our CBD analog as both an analgesic and abuse-deterrant alternative to opioids in treating pain.”

Nemus plans to utilize the capital raised for working capital and explore potential strategic opportunities which could possibly include a recapitalization plan and the potential uplisting of its shares onto a major stock exchange.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding financing plans, our expectations regarding the use of proceeds from the financing, the benefits of the same and future recapitalization and development plans. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “contemplates,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Nemus may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Nemus’ most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Nemus disclaims any intent or obligation to update these forward-looking statements.

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This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any securities that may be offered in the United States will be offered only to accredited investors pursuant to Regulation D of the Securities Act.

ABOUT NEMUS BIOSCIENCE, INC.

Nemus is a biopharmaceutical company, headquartered in Costa Mesa, California, focused on the discovery, development, and commercialization of cannabinoid-based therapeutics for significant unmet medical needs in global markets. Utilizing certain proprietary technology licensed from the University of Mississippi, Nemus is working to develop novel ways to deliver cannabinoid-based drugs for specific indications, with the aim of optimizing the clinical effects of such drugs, while limiting the potential adverse events. Nemus’ strategy will explore the use of chemical and bio-synthetic compounds, alone or in combination. Nemus is led by a highly qualified team of executives with decades of biopharmaceutical experience and significant background in early-stage drug development.

For more information, visit http://www.nemusbioscience.com.

ABOUT EMERALD HEALTH SCIENCES INC.

Emerald Health Sciences (EHS) is an operating company focused on the medicinal potential of cannabis and cannabinoids. Its mission is to identify and invest in operating subsidiaries that offer EHS unique opportunities and provide appropriate resources to advance the development of its subsidiaries through which it conducts its business and through which EHS seeks to develop and enhance their technologies.

CONTACTS:

NEMUS Investor Relations

PCG Advisory Group

Adam Holdsworth

Email: adamh@pcgadvisory.com

Phone: 646-862-4607

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